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                                                                    Exhibit 10.9

                                    SUBLEASE
                    Execution Date: As of September 30, 2005

      Reference is made to that certain Lease ("Lease") dated April 11, 1997 by and between Burlington Crossing, LLC, as Landlord ("Prime Landlord") and Lahey Clinic Hospital, Inc., as Tenant ("Landlord") as amended by that certain First Amendment to Lease dated as of May 24, 2005, with respect to the building ("Building") known as 63 South Avenue, Burlington, Massachusetts. The "Premises" under the Lease consist of certain space located on the second floor of the Building and other appurtenant rights, as more particularly defined in the Lease.

      WHEREAS, Landlord desires to sublease the Premises to iRobot Corporation ("Tenant"); and

      WHEREAS, the Premises contain 24,019 square feet, more or less, of rentable area on the second floor of the Building and are substantially as shown on Exhibit A; and

      WHEREAS, Tenant desires to sublease the Premises on the terms and conditions hereinafter set forth;

      NOW, THEREFORE, in consideration of the rents to be paid by Tenant to Landlord and the full and complete performance of all terms, covenants, and conditions herein contained to be performed by Landlord and Tenant, the parties hereto hereby agree as follows:

      I. SUBLEASE OF PREMISES

      A. Landlord hereby subleases the Premises to Tenant, and Tenant hereby hires and takes the Premises from Landlord, in accordance with the terms and conditions set forth herein. This Sublease shall be upon all of the same terms and conditions of the Lease applicable to the Premises, except to the extent inconsistent with the provisions of this Sublease (in which event the provisions of this Sublease shall control).

      B. As appurtenant to Tenant's demise of the Premises, Tenant shall have the right to use, in common with Landlord and others entitled thereto, the common facilities, building service fixtures and equipment set forth in the second paragraph of Section 2.1 of the Lease, all as subject to Prime Landlord's Rules and Regulations and such other reasonable rules and regulations as may be made by Prime Landlord or Landlord from time to time of which Tenant is given notice.

      C. Each party shall have the right, at its own cost, to remeasure the Premises within thirty (30) days after the Execution Date. Such remeasurement shall be effected in accordance with the most recent standards published by the Building Owners and Managers Association. If either party exercises such right, such remeasurement shall be

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effected by an architect or engineer who is reasonably acceptable to the other party. If such remeasurement is not completed and the written results delivered to both parties on or before the date thirty (30) days after the Execution Date, then the parties shall be conclusively deemed to have agreed that the Total Rentable Area of the Premises is as set forth in Article II of this Sublease, and neither party shall have any further right to remeasure the Premises.

      II. DEFINITIONS

      All of the terms used in this Sublease shall have the same definitions as set forth in the Lease, except as herein set forth:

      LANDLORD:                     Lahey Clinic Hospital, Inc.

      TENANT:                       iRobot Corporation

      PRIME LANDLORD:               Burlington Crossing, LLC

      TERM COMMENCEMENT DATE:       As to Phase 1, November 1, 2005; as to
                                    Phase 2, January 1, 2006.

      TERMINATION DATE:             11:59 p.m. on September 30, 2007.

      TOTAL RENTABLE AREA OF
      THE SUBLET PREMISES:         As of the Phase 1 Term Commencement Date,
                                    5,000 square feet, more or less; as of the Phase 2 Term Commencement Date, 19,019 square feet, more or less.

      BASE RENT:                    $18.50 per square foot, or a total of
                                    $92,500 for the Phase 1 space based on a rentable area of 5,000 square feet and an occupancy date of November 1, 2005;
                                    $351,851.50 for the additional space to be occupied upon the Phase 2 Term Commencement
                                    Date, based on a rentable area of 19,019 square feet and an occupancy date of January
                                    1, 2006, all as more particularly set forth on Exhibit B hereto. The rent payable hereunder shall be adjusted as necessary to reflect actual square footage and to conform with Article III B.

      TENANT'S ELECTRICITY COSTS:   Landlord's electricity costs.

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      PERMITTED USE:                General office, research and development and
                                    uses ancillary thereto, so long as such
                                    ancillary uses are permitted under
                                    applicable laws. Tenant shall obtain all governmental permits and approvals required for the Permitted Use, if any.

      III. TERM

      A. The term of this Sublease in respect of each Phase of the Sublet Premises shall commence as of the Term Commencement Date in respect of such Phase and shall, subject to the provisions of this Sublease, terminate on the Termination Date.

      B. Landlord shall use good faith efforts to deliver the space pertaining to each Phase on the date so specified herein or as soon thereafter as possible. However, except as set forth immediately hereinafter, if Landlord fails to deliver the space pertaining to a given Phase to Tenant on a timely basis, then Landlord shall have no obligation or liability to Tenant other than to continue to use good faith efforts to deliver said space to Tenant as soon as possible thereafter. In the event that Landlord does not deliver the Phase 2 space by January 15, 2006, then the rent otherwise payable hereunder shall be reduced by the sum of $1,500 for each full week thereafter that the space has still not been delivered, provided that if Landlord has not delivered the Phase 2 space by February 15, 2006, then the rent otherwise payable hereunder shall be reduced by the sum of $2,500 for each full week thereafter that the space has still not been delivered. As to each Phase rent shall begin to accrue on the later of the Term Commencement Date or the date that the space has been delivered to Tenant.

      C. Tenant shall have no right to extend the term of the Sublease.

      IV. CONDITION OF THE PREMISES

      A. Except as set forth in Section B of this Article IV, Tenant shall take the Premises "as-is", in the condition in which the Premises are in as of the Term Commencement Date, without any obligation on the part of Landlord to prepare or construct the Premises for Tenant's occupancy, Tenant hereby acknowledging that, except as expressly set forth in this Sublease, Landlord has made no representation or warranty to Tenant as to the condition of the Premises or the Building.

      B. Notwithstanding the foregoing, Landlord shall deliver the Premises in broom clean condition.

      V. PAYMENT OF RENT AND TENANT'S ELECTRICITY COSTS

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      A. All rent and Tenant's Electricity Costs payable under this Sublease shall be paid by Tenant at the following address, or such other place as Landlord may designate in writing to Tenant:

                                    Lahey Clinic
                                    Finance Department
                                    25 Mall Road
                                    Burlington, MA 01945
                                    Attention: Peter Lloyd

      B. Subject to Article III B, the November, 2005 rent for Phase 1 of the Premises shall be due and payable within three (3) business days of the Phase 1 Term Commencement Date, and the January, 2006 rent for Phase 2 of the Sublet Premises shall be due and payable on the Phase 2 Term Commencement Date; otherwise, throughout the term of this Sublease rent shall be payable in equal monthly installments on the first day of each month in advance. Tenant's Electricity Costs shall be paid within fifteen (15) days of receipt of proof of Landlord's electricity bill in respect of the Premises for the immediately prior service period.

      VI. OPERATING COST ESCALATION PAYMENTS

      A. Commencing as of the Term Commencement Date and continuing thereafter throughout the remainder of the term of this Sublease, Tenant shall pay to Landlord, as additional rent, all Operating Cost Escalation payments which are payable by Landlord as tenant under the Lease to Prime Landlord in respect of the term of this Sublease. Tenant's obligations under this Section A shall be pro-rated with respect to any calendar year that does not fall entirely within the term of this Sublease. Tenant shall pay to Landlord the estimated monthly payments on account of Operating Cost Escalation payments at the same times and in the same manner as Landlord is required to make the corresponding estimated monthly payments to Prime Landlord. Tenant shall pay any other proportional amounts required on account of Operating Cost Escalation payments within fifteen
(15) days of billing therefor by Prime Landlord.

      B. Tenant shall be entitled to any net rebate or abatement of taxes assessed against the Premises in respect of the term of this Sublease.

      C. Tenant acknowledges and agrees that Landlord shall have no responsibility or control with respect to the amount of Operating Cost Escalation payments payable by Tenant.

      D. If Landlord has not exercised its rights, pursuant to Section 4.2 of the Lease, to audit Prime Landlord's records relating to Landlord's Statements with respect to any calendar year during the term of this Sublease, Landlord shall, upon written request of Tenant, and at Tenant's expense, exercise such right and provide the results of such audit to Tenant.

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      VII. MAINTENANCE, REPAIR AND REPLACEMENT

      Tenant and not Landlord shall be responsible for performing all maintenance, repair and replacement within the Premises that is required under the Lease. Notwithstanding the foregoing, if Landlord is required to perform any maintenance, repair or replacement as the result of the negligence or willful misconduct of Tenant or Tenant's agents, employees or contractors, Tenant shall, within thirty (30) days of billing therefor, reimburse Landlord for the full amount of such cost, except in the event that such work is caused by an event, act or condition which is covered by any casualty or property insurance maintained by Landlord, in which event Tenant shall only be responsible for the costs of such maintenance, repair or replacement to the extent that such costs are within the deductible carried by Landlord under such policy.

      VIII. TENANT ALTERATIONS

      A. Tenant shall not make any alteration, installation, removal, addition or improvement ("Installations") to the Premises without obtaining the prior written consent of Prime Landlord and Landlord. Landlord agrees that its consent shall not be unreasonably withheld or delayed. Landlord's review of any such Installations may, at Landlord's election, include the prior review of Tenant's plans by a structural or mechanical engineer. Landlord shall provide Tenant reasonable access to the Premises following the Execution Date in order to take measurements and make other preparations for such Installations.

      B. Without limiting the foregoing, Tenant's right to make any such Installations shall be subject to all of the restrictions and conditions set forth in the Lease.

      C. Any Installations or other work performed by Tenant shall be performed in accordance with Prime Landlord's construction rules and regulations, if any.

      D. Tenant hereby agrees that, at Landlord's election (which election Landlord shall make at the time that Landlord approves Tenant's plans for such Installations if Tenant so requests of Landlord in writing at the time that Tenant requests Landlord's approval for such Installations), Tenant shall, at its sole cost and expense, remove any Installations made by Tenant in the Premises and shall repair any damage to the Premises or the Building caused by the installation or removal of such Installations.

      IX. INDEMNITY, SUBROGATION, AND LIABILITY INSURANCE

      A. Tenant shall indemnify Landlord and Prime Landlord from and against any liability for injury, loss, accident or damage on the Premises to any person or property not

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caused by the indemnified party, or its employees or agents, and from any claims, actions, proceedings and costs in connection therewith, arising from omission, fault, negligence or other misconduct of Tenant or arising from any use made or thing done or occurring in the Premises caused by Tenant's negligence or willful and wanton act. Further, Tenant agrees to keep Tenant's employees working in the Premises covered by workers' compensation insurance and to furnish Landlord with a certificate thereof. In no event, however, shall Tenant be liable for consequential, indirect or incidental damages.

      B. Tenant shall procure, and keep in force and pay for commercial general liability insurance insuring Tenant on a claims made basis against all claims and demands for personal injury liability (including, without limitation, bodily injury, sickness, disease, and death) or damage to property which may be claimed to have occurred from and after the time Tenant and/or its contractors enter the Premises of not less than One Million ($1,000,000.00) Dollars for injury to or death of a single person, not less than Two Million ($2,000,000.00) Dollars per occurrence and Five Hundred Thousand ($500,000.00) Dollars for property damage or in such higher amounts then customary and maintained by comparable companies using similar buildings in Tenant's business in the greater Boston area. Such insurance shall be effected with an insurer reasonably approved by Landlord, authorized to do business in the Commonwealth of Massachusetts under a valid and enforceable policy wherein Tenant names Landlord and Prime Landlord as additional insureds. Such insurance shall provide that it shall not be canceled or modified without at least thirty (30) days' prior written notice to each insured named therein. On or before the time Tenant and/or its contractors enter the Premises and thereafter not less than fifteen (15) days prior to the expiration date of each expiring policy, original copies of the policy provided for herein issued by the insurer, or a certificate of such policy setting forth in full the provisions thereof and issued by such insurer shall be delivered by Tenant to Landlord.

      X. SUBLETTING AND ASSIGNMENT

      Tenant shall not assign this Sublease or make any sublease of any portion of the Premises without obtaining the prior written consent of Prime Landlord and Landlord. Landlord agrees that its consent shall not be unreasonably withheld or delayed.

      XI. SUBLEASE SUBJECT TO LEASE

      Tenant acknowledges that this Sublease is subject and subordinate in all respects to the Lease (including, without limitation, Prime Landlord's rights of access to the Premises and its right to terminate the Lease in the event of certain takings and casualties). Therefore:

      A. Tenant agrees that it will not take any action which would constitute an Event of Default under the Lease, as applicable to this Sublease, and Tenant agrees to indemnify, defend, and hold Landlord harmless from and against any and all liability, loss, cost, damage or expense, including reasonable attorneys fees, arising out of or in

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connection with any act or failure on the part of Tenant which constitutes an
Event of Default under this Sublease or under the Lease. In no event, however, shall Tenant be liable for consequential, indirect or incidental damages.

      B. Wherever Landlord's consent is required under this Sublease, the consent of Prime Landlord shall also be required. It is understood and agreed that Landlord shall not be deemed to be unreasonable in withholding its consent if Prime Landlord has not granted its consent.

      C. Tenant acknowledges and agrees that Landlord shall have no obligation to perform any maintenance, repair, service or other obligation which is required to be performed by Prime Landlord under the Lease. In the event that Prime Landlord fails to perform any such obligation, Landlord shall use its good faith efforts to require Prime Landlord to comply with its obligations under the Lease.

      D. Tenant acknowledges and agrees that Landlord shall have no liability or obligation to Tenant based upon any act or omission of Prime Landlord or the agents, employees, or contractors of Prime Landlord. Without limiting the foregoing, Landlord shall have no liability to Tenant, and Tenant's obligation to pay rent due under this Sublease shall not be reduced or abated, in the event that Prime Landlord fails to provide any service, to perform any maintenance or repairs, or to perform any other obligation which Prime Landlord is required to provide or to perform pursuant to the Lease, except that if Landlord's obligation to pay base rent and other charges under the Lease is abated with respect to the Premises, then Tenant's obligation to pay base rent and other charges under this Sublease shall be abated in the same proportion that Landlord's obligation to pay base rent and other charges under the Lease is abated.

      E. Landlord shall, in its capacity as tenant under the Lease, perform and fulfill all of its covenants, obligations and agreements under the Lease in accordance with the provisions thereof, and shall not do anything which would cause the Lease to be terminated or forfeited. Landlord shall indemnify and hold Tenant harmless from and against any and all claims, liabilities, losses, damage, demands expenses (including, without limitation, reasonable attorney's fees), actions and causes of action (collectively "Losses") by reason of any breach or default on the part of Landlord, in its capacity as tenant under the Lease by reason of which the Lease is terminated or forfeited. Notwithstanding anything to the contrary herein contained: (i) in no event shall Landlord be responsible to Tenant for any Losses arising from any act or omission of Tenant, or anyone claiming by, through, or under Tenant, and (ii) in no event shall Landlord be liable for consequential, indirect or incidental damages.

      XII. NOTICES

      Any notices required or permitted to be sent under this Sublease shall be sent to the following addresses, or such other addresses as either party may advise the other:

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      To Landlord:         Lahey Clinic
                           41 Mall Road
                           Burlington, MA 01805
                           Attention: Chief Executive Officer

      Copy to:             Lahey Clinic
                           41 Mall Road
                           Burlington, MA 01805
                           Attention: Senior Vice President, Legal Services

      To Tenant:           iRobot Corporation
                           63 South Avenue
                           Burlington, MA 01803-4903
                           Attention: Glen Weinstein

      Copy To:             Goodwin Procter LLP
                           Exchange Place
                           Boston, MA 02109
                           Attention: Mark T. Bettencourt, Esq.

      XIII. BROKER

      Landlord and Tenant warrant and represent to each other that each has dealt with no broker or agent in connection with this Sublease other than CB Richard Ellis/Whittier Partners and Richards Barry Joyce & Partners. Tenant agrees to indemnify, defend, and hold Landlord harmless of and from all claims (including reasonable attorneys fees and expenses) that may be made by any person against Landlord for breach of Tenant's warranty. Landlord agrees to indemnify, defend and hold harmless Tenant from all claims (including reasonable attorneys fees and expenses) which may be made by any person against Tenant for breach of Landlord's warranty. Landlord shall pay the commission due to CB Richard Ellis/Whittier Partners and Richards Barry Joyce & Partners.

      XIV. PERMITTED USE

      Tenant shall have the right to use the Premises for the Permitted Use, as defined in Article II of this Sublease, and for no other purpose whatsoever, unless such purpose has first been approved in writing by Prime Landlord and Landlord.

      XV. APPLICABLE LEASE PROVISIONS

      The following provisions of the Lease shall have no applicability to this
Sublease:

      -  Article 3

      -  Exhibits B, H, I, J, K

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      XVI. LIMITATIONS ON LIABILITY

      In no event shall either party or the agents or employees (or any of the officers, trustees, directors, partners, beneficiaries, joint venturers, members, stockholders or other principals or representatives and the like, disclosed or undisclosed, thereof) of either party ever be liable for consequential, indirect, or incidental damages. Without limiting the foregoing, in no event shall either party or the agents or employees (or any of the officers, trustees, directors, partners, beneficiaries, joint venturers, members, stockholders or other principals or representatives and the like, disclosed or undisclosed, thereof) of either party ever be liable for lost profits of the other party.

      XVII. TENANT'S ACCESS TO PREMISES

      Subject to causes beyond Landlord's reasonable control, Tenant shall have access to the Sublet Premises throughout the term of this Sublease, 24 hours per day, 365 days per year.

      XVIII. CONSENT OF PRIME LANDLORD

      The parties hereby acknowledge and agree that this Sublease shall not be effective unless and until the parties have obtained the consent of Prime Landlord. Therefore, if Prime Landlord has not given its written consent to this Sublease on or before 7 days after the Execution Date of this Sublease, either party shall have the right, exercisable by giving written notice to the other party prior to the date that Prime Landlord gives its written consent to this Sublease, to cancel this Sublease and to render it void and without force or effect.

EXECUTED UNDER SEAL as of the date first above-written.

      LANDLORD:
      LAHEY CLINIC HOSPITAL, INC.

      By: /s/ Tim O'Connor EVP, CFO & Treasurer
          -------------------------------------
          (Name) (Title)
          Hereunto Duly Authorized

      TENANT:
      iROBOT CORPORATION

      By  /s/ Geoffrey P. Clear
          -------------------------------------
          Geoffrey P. Clear, SVP & CFO
          Hereunto Duly Authorized

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